Letter of Transmittal
Regarding Shares in
Pine Grove Alternative Fund
Tendered Pursuant to the Offer to Purchase
 Dated May 23, 2016
This Letter of Transmittal Must Be
Received by Pine Grove Alternative Fund
by June 22, 2016

The Offer and Withdrawal Rights Will Expire
at 12:00 Midnight, Eastern Time, on
 August 31, 2016, Unless the Offer Is Extended.
Complete this Letter of Transmittal, and Return or Deliver to
Pine Grove Alternative Fund:

Regular Mail:
Attn. Transfer Agent
 Atlantic Fund Services
PO Box 588
 Portland, ME 04112
Overnight Address:
Attn. Transfer Agent
Atlantic Fund Services
3 Canal Plaza, Ground Floor
 Portland, ME 04101
For additional information:
Phone: (855) 699-3103
Fax: (207) 347-2195
 E-mail Address: pinegrove.ta@atlanticfundservices.com

Ladies and Gentlemen:
The undersigned hereby tenders to Pine Grove Alternative Fund, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Fund"), the shares of beneficial interest in the Fund (the "Shares") held by the undersigned, described and specified below, on the terms and conditions set out in the offer to repurchase, dated May 23, 2016 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal. The Offer to Purchase and this Letter of Transmittal are subject to all the terms and conditions set out in the Offer to Purchase, including without limitation the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.
The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements, or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent that the Shares are repurchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Purchase.
The undersigned recognizes that, under certain circumstances set out in the Offer to Purchase, the Fund may not be required to repurchase the Shares tendered hereby.
A non-interest bearing, non-transferable promissory note for the value of the repurchased Shares will be mailed to the undersigned. The "Payment" of the repurchase amount for the Shares tendered by the undersigned will be made by wire transfer of funds.
All authority conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

PLEASE FAX, MAIL OR E-MAIL THE FORM TO: Pine Grove Alternative Fund, PO Box 588, Portland, ME 04112. FOR ADDITIONAL INFORMATION, you may call the Fund at (855) 699-3103, send a fax to the Fund at (207) 347-2195 or e-mail the Fund at pinegrove.ta@atlanticfundservices.com.
PART 1.	NAME, ADDRESS, AND OTHER CONTACT INFORMATION:
Name of Shareholder: _______________________________
Social Security No.
or Taxpayer
Identification No.: _______________________________
Telephone Number: _______________________________
Account Number: _______________________________
PART 2.	AMOUNT OF SHARES OF BENEFICIAL INTEREST OF OWNERSHIP BEING TENDERED:
All of the undersigned's Shares.
That amount of the undersigned's Shares having the following dollar value:
$___________________________
Note: Shareholders desiring to tender Shares for repurchase by the Fund should keep in mind that the Fund reserves the right to repurchase all of a Shareholder's Shares at any time if the aggregate value of such Shareholder's Shares is, at the time of such compulsory repurchase, less than the required minimum balance applicable for the Fund. This right of the Fund to repurchase Shares compulsorily may be a factor which Shareholders may wish to consider when determining the extent of any tender for repurchase by the Fund.
That amount of the undersigned's Shares whose value is in excess of the required minimum balance of $10,000 applicable for the Fund.
PART 3.	PROMISSORY NOTE:
The promissory note reflecting the Payment of the repurchase amount, as applicable, will be mailed directly to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

PART 4. SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:
_______________________________	_______________________________
Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)
_______________________________	_______________________________
Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)
_______________________________	_______________________________
Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Signatory and Title
_______________________________	_______________________________
Print Name of Joint Tenant	Co-Signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)
_______________________________
Print Name and Title of Co-Signatory

Date: ________________________